                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Extendicare Health Services, Inc.:

On February 6, 2002 we reported on the consolidated balance sheets of Extendicare Health Services, Inc. and subsidiaries (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which are included in the Company's 2001 Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in Item 14. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                 [KPMG LLP LOGO]


Milwaukee, Wisconsin
February 6, 2002

                           EXHIBIT 99.1 - SCHEDULE II

               EXTENDICARE HEALTH SERVICES, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                           ADDITIONS            SUBTRACTIONS
                                                  --------------------------    ------------
                                                  PROVISIONS        FROM                          ACCOUNTS
                                    BALANCE AT    FOR LOSSES     ACQUISITION                    WRITTEN OFF      BALANCE
   ALLOWANCE FOR                     BEGINNING    ON ACCOUNTS        OR             FROM           NET OF         AT END
 DOUBTFUL ACCOUNTS                   OF PERIOD    RECEIVABLE     DIVESTITURE     DIVESTITURE     RECOVERIES     OF PERIOD
-------------------                 ----------    -----------    -----------     -----------    ------------    ---------
Year ended December 31, 1997.......    9,303         8,111           8,326            --           6,814         18,926
Year ended December 31, 1998.......   18,926        12,698           4,683         2,724           7,684         25,899
Year ended December 31, 1999.......   25,899        11,905              --            --          12,855         24,949
Year ended December 31, 2000.......   24,949        17,945           2,367            --          28,932         16,329
Year ended December 31, 2001.......   16,329         8,945           3,515            --          14,212         14,577